Exhibit 5.1 February 24, 2026 Reference: 99845/2 AbCellera Biologics Inc. 150 W 4th Avenue Vancouver, BC V5Y 1G6 Canada RE: Registration Statement on Form S-8 of AbCellera Biologics Inc. (the “Company”) We have acted as Canadian counsel to the Company, a corporation incorporated under the laws of the Province of British Columbia, in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate 15,030,034 common shares (the “Shares”) in the capital of the Company which, as a result of the operation of automatic annual increase provisions therein, are reserved for issuance pursuant to the exercise of share options or share appreciation rights or the settlement of restricted share awards, restricted share units or other applicable awards which may be granted under the Company’s 2020 Share Option and Incentive Plan (the “2020 Plan”). We have examined the Registration Statement and the 2020 Plan and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”): (a) a certificate of an officer of the Company with respect to certain factual matters (the “Officer’s Certificate”); (b) the notice of articles of the Company; (c) the articles of the Company; (d) certain resolutions of the Company’s directors and shareholders; and (e) a certificate of good standing in respect of the Company dated February 23, 2026 issued by the Registrar of Companies for the Province of British Columbia. We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents. In examining all documents and in providing our opinions below we have assumed that: (a) all individuals had the requisite legal capacity; (b) all signatures are genuine; (c) all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

Page 2 (d) all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; and (e) all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officers’ Certificate, are complete, true and accurate. We are qualified to carry on the practice of law in the Province of British Columbia. Our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction. Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion at the date hereof that the Shares have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the 2020 Plan, will be validly issued, fully paid and non-assessable shares in the capital of the Company. This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Shares. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in Part II of the Registration Statement. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. Yours truly, /s/ “Blake, Cassels & Graydon LLP”